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                                                                     EXHIBIT 8.1

                                                               December 16, 2002

Health Management Systems, Inc.
401 Park Avenue South
New York, NY 10016

HMS Holdings Corp.
401 Park Avenue South
New York, NY 10016

                        RE:         REORGANIZATION

Ladies and Gentlemen:

            This opinion is being delivered to you, Health Management Systems, Inc., a New York corporation ("HMS"), and HMS Holdings Corp., a New York corporation ("Holdings"), in connection with the reorganization of HMS into a holding company structure (the "Reorganization"), as described in the Registration Statement on Form S-4 (the "Registration Statement") filed by Holdings with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to the proposed Agreement and Plan of Merger among HMS, Holdings, and HMS Acquisition Corp., a New York corporation (the "Plan of Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement and the Proxy Statement and Prospectus, which is contained in and made part of the Registration Statement (the "Proxy Statement and Prospectus"), and in the exhibits thereto or in the letter delivered to Brown Rudnick Berlack Israels LLP by HMS and Holdings containing certain facts and representations of HMS and Holdings relevant to this Opinion (the "Representation Letter").

            This tax opinion (the "Opinion") is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. In rendering this Opinion, we have reviewed, we are familiar with, and we have relied upon
(i) the Registration Statement and the Proxy Statement and Prospectus, (ii) the Plan of Merger, (iii) the Representation Letter, and (iv) such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate in order to enable us to render this Opinion.



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HMS Holdings Corp.
December 16, 2002
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            In rendering this Opinion, we have assumed the following (without any independent investigation, verification, or review thereof):

            (a) The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures, and the due execution and delivery of all documents;

            (b) The truth and accuracy at all relevant times of the representations, warranties, and statements of facts made or to be made by HMS and Holdings, and their respective managements in connection with the Reorganization, including but not limited to those set forth in the Registration Statement, the Proxy Statement and Prospectus, the Plan of Merger, and the Representation Letter (and that any such representation, warranty, or statement made "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification);

            (c) The Reorganization will be reported as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and as an exchange under Section 351 of the Code;

            (d) All parties to the Reorganization and the Plan of Merger have acted, and will act, in accordance with the terms of the relevant documents, and the transactions contemplated by the Reorganization and the Plan of Merger will be completed pursuant to the terms and conditions set forth in the relevant documents without the waiver or modification of any such terms or conditions; and

            (e) As to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.

            Based upon the foregoing assumptions, and subject to the limitations and qualifications set forth herein, it is our opinion that under the United States federal income tax laws in effect on the date hereof:


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HMS Holdings Corp.
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            (1) No gain or loss will be recognized by the current holders of HMS common stock as a result of the proposed exchange of shares of Holdings common stock for HMS common stock pursuant to the Plan of Merger (the "Share
Exchange").

            (2) The aggregate tax basis of the Holdings common stock received by the current holders of HMS common stock as a result of the Share Exchange will be the same as such holders' present aggregate tax basis in the HMS common stock that they surrender pursuant to the Share Exchange.

            (3) The holding period of the Holdings common stock received by the current holders of HMS common stock as a result of the Share Exchange will include the period during which such holders held the HMS common stock that they will surrender pursuant to the Share Exchange, provided that the shares of HMS common stock that they will surrender were held as a capital asset of the date of the Share Exchange.

            (4) No gain or loss will be recognized by HMS as a result of the Share Exchange.

            (5) No gain or loss will be recognized by Holdings as a result of the Share Exchange.

            Because this Opinion is being delivered prior to the effective time of the Reorganization, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place that could affect the United States Federal income tax consequences of the Reorganization or that contrary positions may not be taken by the Internal Revenue Service. Moreover, should there be any material inaccuracy in any representations, assumptions, or qualifications on which this Opinion is based, the tax consequences of the Reorganization could be substantially and adversely different from those set forth in this Opinion. No opinion is expressed as to any United States federal income tax consequence other than as described herein. No opinion is expressed as to any tax consequences under any foreign, state, or local tax law.

            While our opinions and views expressed herein are based upon our best interpretations of existing sources of law and express what we believe a court would conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings. Furthermore, our opinions are based on existing law. No assurance can be given that legislative, regulatory, or administrative changes, or court decisions, which may or may not be retroactive with respect to transactions completed prior to the effective dates of such changes, will not significantly affect the tax consequences to the parties. Although we believe that all of the factual


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HMS Holdings Corp.
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assumptions and representations upon which we have relied are warranted, we can give no assurance that the Internal Revenue Service would agree.

            We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Rules"), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.

            This Opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this Opinion, we undertake no responsibility to update this Opinion after the date hereof for any reason, including but not limited to any new or changed facts or law that come to our attention after the date hereof. This Opinion is being delivered to you solely in connection with the Proxy Statement and Prospectus and is intended solely for the benefit of HMS and Holdings.

            This Opinion may not be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent.

                                            Very truly yours,



                                           /s/ Brown Rudnick Berlack Israels LLP